Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of our report dated April 14, 2025, relating to the consolidated financial statements of Innventure, Inc. (the Company), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the caption “Experts” in such Registration Statement.
/s/ BDO USA, P.C.
Raleigh, NC
April 15, 2025